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Exhibit 10.5

CUMMINGS PROPERTIES, LLC
STANDARD FORM
COMMERCIAL LEASE

12050800-DJC

        In consideration of the covenants herein, Cummings Properties, LLC ("LESSOR") hereby leases to Helicos Biosciences Corporation (a DE corp.), one Kendall Square, Building 200, Cambridge, MA 02139 ("LESSEE") the following premises, approximately 6,230 square feet at 6-C Gill Street, Woburn, MA 01801 ("the leased premises"), for a term of one (1) year commencing at noon on February 1, 2006 and ending at noon on January 30, 2007 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease.

        1.     RENT. LESSEE shall pay to LESSOR base rent at the rate of one hundred nine thousand two hundred twenty six (109,226) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $9,102.16 on the first day of each calendar month, without offset or deduction. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made up on LESSEE's execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as designated in writing by LESSOR. If the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, then base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due each January 1. The base month from which to determine the amount of each increase in the index shall be January 2006, which figure shall be compared with the figure for November 2006, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year. If the Consumer Price Index referenced above is discontinued as a measure of "Cost of Living" changes, LESSOR shall substitute a comparable index then in general use.

        2.     SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit of twenty seven thousand three hundred (27,300) U.S. dollars, drawn on a U.S. bank, upon LESSEE's execution of this lease, which shall be held as security for LESSEE's performance hereunder and refunded to LESSEE without interest at the end of this lease, subject to LESSEE's satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall restore said deposit forthwith. LESSEE'S failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and first month's rent on a timely basis, LESSOR may retake possession and relet the leased premises for LESSEE's account, or declare this lease null and void for failure of consideration.

        3.     USE OF PREMISES. LESSEE shall use the leased premises only for executive and administrative offices and laboratory.

        4.     REAL ESTATE TAX INCREASES. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. Any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2005, net of abatements, if any.

        5.     UTILITIES. LESSOR shall provide equipment per LESSOR's building standards to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate at any time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system.

        6.     COMPLIANCE WITH LAWS. LESSEE agrees not to use the leased premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

        7.     FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said fire, casualty or taking of its intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days after said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment.

        8.     FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR's insurer or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE's use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours, or cause or allow the utilities serving the leased premises to be terminated.

        9.     SIGNS. LESSEE, at LESSEE's expense, shall erect promptly upon commencement of this lease, and then maintain signage for the leased premises in accordance with building standards for style, size, wording, design, location, etc. now or hereafter made by LESSOR. LESSEE shall obtain LESSOR's prior written consent before erecting any sign, and LESSOR may, at LESSEE's expense, remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.

        10.   MAINTENANCE OF PREMISES. Except as otherwise provided below, LESSOR will be responsible for the structural maintenance of the leased premises and for maintenance of the roof, landscaping, heating and cooling equipment, sprinklers, doors, locks, plumbing and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or others, and chemical, corrosion or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the lease term or as they may be put in with LESSOR'S written consent during the term of this lease, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall but permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any flooring with chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Notwithstanding the foregoing, any increase in heating. ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any "non-building standard" leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility, at LESSEE's expense, and subject to LESSOR's prior written consent. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

        11.   ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms or conditions hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy the whole or any part of the leased premises, but only with LESSOR's prior written consent in each and every instance. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR. If LESSEE notifies LESSOR in writing of its desire to assign this lease or sublet the leased premises, LESSOR shall have the option to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease.

        12.   ALTERATIONS. LESSEE shall not make structural alterations, additions or improvements of any kind to the leased premises, but may make nonstructural alterations, additions or improvements with LESSOR's prior written consent. All such allowed alterations, additions and improvements shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations, additions and improvements or otherwise under this lease, LESSEE will promptly pay any just invoice. LESSEE shall obtain a lien waiver from any contractor it employs prior to commencement of any work. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations, additions and improvements shall become part of the leased premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs or walkways, or otherwise alter common areas or the exterior of the building.

        13.   LESSOR'S ACCESS. LESSOR and its agents and designees may at any reasonable time enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE's expense, to make repairs which LESSEE is required but has failed to do.

        14.   SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

        15.   ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. LESSEE shall not obstruct any portion of the building or its walkways and approaches. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR's prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time, LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's employees, agents, callers or invitees, at any time. LESSOR shall not provide, and shall not be responsible for providing, any security services.

        16.   LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons and damage to any property, including damage by fire or other casualty, occurring in or on the leased premises (including any common areas as described below) and arising out of the use, control, condition or occupancy of the leased premises by LESSEE, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER (as defined below) from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney's fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators (herein collectively called the common areas) shall be considered a part of the leased premises for liability and insurance purposes when they are used by LESSEE or LESSEE's employees, agents, callers, or invitees.

        17.   INSURANCE. LESSEE shall secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas as described above) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving bodily injury (include death), and $1,000,000 for each occurrence involving damage to property. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days' prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR's administrative expenses.

        18.   BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with this lease. If either party introduces a broker or third person on its behalf for any extension, renewal or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person. * except for Kevin Hanna of Cushman & Wakefield, Inc. to whom LESSOR shall pay a commission (estimated at $3,382.49) in accordance with its standard fee schedule.

        19.   SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

        20.   DEFAULT AND ACCELERATION OF RENT. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE's property or (b) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease earned, and/or to remove LESSEE's effects, without being guilty of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears payment or other default or breach of the lease. If LESSEE defaults in the payment of the security deposit, rent, taxes or substantial invoice from LESSOR or LESSOR's payment, and such default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach or the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to any other remedies, the net present value of the entire balance of rent due hereunder as of the date of LESSOR's notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages. No actions taken by LESSOR under this section shall terminate LESSEE's obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE at any times shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any unpaid invoice or other payment due to LESSOR and then to unpaid rent. LESSEE shall pay any invoice within 10 days after receipt. If any rent and/or other payment is not received by LESSOR when due, than LESSEE shall pay LESSOR a one-time late charge for each past due payment equal to one percent of such overdue amount or $35, whichever is greater. LESSEE shall also pay LESSOR interest at the rate of 18 percent per annum on any past due payment.

        21.   NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or this lease shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or this lease shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefore, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

        22.   OCCUPANCY. If LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants under this lease from the date upon which it takes possession. If LESSEE continues to occupy, control or encumber all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR's then current published rent for the leased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE's control, occupancy or encumbrance of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance. LESSOR may require LESSEE to relocate to another similar facility at any time during the lease term upon prior written notice to LESSEE and on terms comparable to those herein, and LESSEE shall be liable to LESSOR for any loss, damages or expenses incurred by LESSOR if LESSEE fails to relocate as required herein.

        23.   FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs, and to complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR's insurer or any similar entity.

        24.   OUTSIDE AREA. Anything held or stored by LESSEE in any common area without LESSOR's prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE's expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE's expense by whichever disposal firm LESSOR may designate. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE's proportionate share of any charges associated therewith.

        25.   ENVIRONMENT. LESSEE will use the leased premises so as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, vibrations, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. LESSEE agrees to maintain effective devices for preventing damage to plumbing and heating equipment from deionized water, chemicals or hazardous materials which may be present at the leased premises. No hazardous materials or wastes shall be used, stored, disposed of, or allowed to remain at the leased premises at any time without LESSOR's specific approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

        26.   RESPONSIBILITY. Neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE's obligations under this lease be reduced because of, loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water or sewage in any form or from any source, by the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, by any change in any utility or service provider, or by any cause beyond LESSOR's immediate control.

        27.   SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE's goods and effects from the leased premises, and shall deliver to LESSOR actual and exclusive possession of the leased premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing and plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, water coolers, security, surveillance and fire protection systems, telecommunications and data wiring, telephone equipment, air and gas distribution piping, compressors, overhead cranes, hoists, cabinets, counters, shelving, signs, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, generators, distribution panels, but ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired or plumbed to any portion of any building or other system serving the leased premises, including but not limited to water supply, drainage, venting or air or gas distribution systems. Notwithstanding the foregoing, prior to termination of this lease, LESSEE shall, if requested by LESSOR, remove or tag for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of the lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent, reasonable wear and tear only accepted, and LESSEE shall be deemed to be encumbering the leased premises until it delivers the leased premises to LESSOR in the condition required under this lease. [Illegible] of LESSEE's property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, [Illegible] no liability to LESSEE for loss or damage thereto, and at the sole risk or LESSEE. LESSOR may remove and store any such property at LESSEE's expense; retain same under LESSOR's control; sell same at public or private sale (without notice) and apply the net proceeds of such safe to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

        28.   GENERAL. (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in anyway to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties, or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest practical date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises shall be LESSEE's sole remedy, except where a delay in delivery is caused in any way by LESSEE. (j) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR's consent as provided for herein, if LESSEE is at that time in default of any terms or conditions hereof. (i) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights under this lease. (o) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR in connection with any consent requested by LESSEE or in enforcing any or all obligations of LESEEE under this lease. (p) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (q) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (r) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease. (s) See attached Rider to Lease for additional provisions.

        29.   SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE in any of LESSOR's building to secure the performance of all LESSEE's obligations under this lease or any subsequent lease between the parties. This provision shall survive termination of this lease, shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. In the event of default, LESSEE agrees to assist and facilitate LESSOR's exercise of its rights under the Uniform Commercial Code. LESSEE agrees to execute any security agreement or statement requested by LESSOR in connection with this security interest.

        30.   WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, corporations, or other legal entities, or a partnership, or some combination thereof, LESSEE's obligations are joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

        31.   AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE serves written notice, either party to the other, of the other, of either party's option not to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease term. Time is of the essence.

        IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 26th day of JANUARY, 2006.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: HELICOS BIOSCIENCES CORPORATION
By:	/s/ E. N. AGRESTI, JR.	By:	/s/ THOMAS MEYERS
	Duly authorized		Duly authorized
		Print name:	Thomas Meyers

GUARANTY

        IN CONSIDERATION of LESSOR making this lease with LESSE, at the request of the undersigned (GURANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, with respect to the leased premises and any new premises that become subject to this lease, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE's liability hereunder, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not [ILLEGIBLE] the undersigned from liability as GUARANTOR. IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal, [ILLEGIBLE] to be legally bound hereby on this            day of                        ,            .

Address:
Signature
Print name:

CUMMINGS PROPERTIES, LLC
STANDARD FORM
RIDER TO LEASE

12050800-DJC-5

The following additional provisions are incorporated into and made a part of the attached lease:

        A.    CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

        B.    SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance by LESSEE with such regulations.

        C.    ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Woburn (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a public elementary school in specific locations at Cummings Center.

        D.    PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building (based on square footage leased by LESSEE as compared with the total leasable square footage of the building). The number of spaces used by LESSEE's employees, agents and invitees shall not at any time exceed LESSEE's proportionate share of the total spaces for the building. For purposes of determining LESSEE's compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises.

        E.    REMEDIES. The parties agree that the actual damages to LESSOR as a result of nonpayment of rent by LESSEE would be difficult to ascertain as of the execution of this lease; therefore, notwithstanding Section 20 above, the entire balance of unpaid rent, as a reasonable estimate of such actual damages, shall become immediately due and payable, but only if LESSEE defaults in the payment of rent due under this lease and not in the payment of any security deposit, invoice, taxes or other charge which may also be due under this lease. The parties additionally agree that in the event rent payments are accelerated, the total amount due shall be discounted to its net present value as of the date of LESSOR's notice of default, using the published prime rate then in effect. Section 20 shall continue to apply in all other respects.

        F.     RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE's property, against the criminal or wrongful acts of third parties.

Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, Invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

        G.    * LESSEE agrees to take possession of the leased premises in "as is" condition. The parties acknowledge and agree that LESSOR has previously repaired and repainted all drywall partitions, replaced glass and light bulbs as needed and cleaned the carpet.

        H.    * Notwithstanding monthly rent as provided in Section 1 above, LESSEE may deduct $1,206.33 per month from each monthly rental payment due from February 1, 2006 through January 30, 2007 (only), provided LESSOR receives each such monthly payment on or before the first day of the month for which such rent is due and LESSEE is not in arrears of any rent or invoice payments or otherwise in default of this lease. Time is of the essence.

        I.     * The leased premises consist of approximately 5,475 square feet of ground level space and approximately 755 square feet of mezzanine level storage space.

        J.     * Notwithstanding the commencement date of this lease, LESSEE may occupy the leased premises one week following the full execution of this lease, including plans and specifications if any, payment of the full security deposit and the first month's rent due for the month of February 2006, and production of all required insurance certificates, without further obligation for the payment of monthly rent until March 1, 2006. All other terms, covenants and conditions of this lease shall apply during this rent-free period.

        K.    During the initial term of this lease, LESSEE may elect to cancel this lease for any reason or no reason at all effective as of the last day of any calendar month on or after July 31, 2006, by serving LESSOR with not less than 45 days' prior written notice to that effect. LESSEE's notice to cancel shall only be effective if LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease and if said notice is submitted to LESSOR along with simultaneous payment of $9,000 as a lease termination fee, however, in the event said notice is properly submitted to LESSOR on or after September 30, 2006, said lease termination fee shall be $6,000. LESSEE shall also remain responsible for all damages to the leased premises in accordance with this lease and for rent and all other charges due under this lease, including without limitation utility charges and real estate tax increases, through the revised lease termination date. Time is of the essence.

        L.    * With respect to any condition existing prior to the commencement of LESSEE's occupancy under this lease, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release," as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or in Mass. G. L. c. 21E, §2 ("c. 21E"), of any "hazardous substance" as defined in Section 101(14) of CERCLA, any "hazardous material" as defined in Section 2 of c. 21E or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not caused in any way by LESSEE.

        M.   * Notwithstanding anything to the contrary in Section 25 above, LESSEE may use or store hazardous materials or hazardous wastes within the leased premises, provided LESSEE fully complies with any applicable local, state, or federal law, regulation, ordinance and bylaw. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage and personal injury in any way associated with any use, storage, or disposal of such materials. In the event any hazardous materials or hazardous wastes remain in the leased premises after the termination of the lease or, if applicable, the date LESSEE relocates from the leased premises to new premises pursuant to an amendment to the lease (collectively the "Vacate Date"), LESSEE authorizes LESSOR to properly dispose of them on LESSEE's behalf and at LESSEE's sole expense.

        N.    Prior to the Vacate Date, LESSEE, at LESSEE's sole expense, shall engage an independent and certified industrial hygienist ("the CIH") to prepare a decontamination work plan ("work plan") for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE's tenancy. LESSEE shall complete all measures specified in the work plan, including but not limited to, testing and cleaning of all surfaces, HVAC equipment, ductwork, and other building components recommended therein. The CIH shall certify to LESSOR that as of the Vacate Date, the entire leased premises and any extension thereof used in any way by LESSEE are free from any harmful chemical, biological, or other contamination arising out of LESSEE's tenancy, in accordance with all applicable CIH professional standards and all applicable laws, regulations, ordinances and bylaws. Said certification shall confirm the clean condition of all HVAC equipment, ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, countertops, walls, ceilings, floors, casework, pH adjustment tanks and acid neutralization equipment, all other surfaces and the indoor air quality at the leased premises; that LESSEE has completed all measures specified in the work plan; and that there are no restrictions on future use and occupation by others. A copy of the work plan shall be provided to LESSOR together with this certification. Also, in the event LESSEE uses or stores any radioactive materials within the leased premises at any time, LESSEE shall obtain a written statement from the commonwealth of Massachusetts fully decommissioning the leased premises in accordance with all applicable laws, regulations, ordinances and bylaws. LESSEE warrants and represents, however, that it will not use or store any radioactive materials at the leased premises. These certifications and all cleaning shall be completed prior to the Vacate Date. The leased premises shall be deemed occupied by LESSEE unless and until LESSEE has fully vacated and returned the leased premises in accordance with the lease, has provided the required certifications to LESSOR and completed all cleaning.

        O.    * LESSEE's maintenance obligations as provided in Section 10 above shall specifically include, without limitation, monthly inspections, and repair and replacement as needed, of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment, and drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, including semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE's use of and operations at the leased premises shall be at LESSEE's sole expense. LESSEE agrees that all wastewater discharged from the leased premises shall be neutralized to a pH range between 6 and 9; or, in the case of deionized water, shall be appropriately diluted or treated, and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.

        P.     * LESSEE shall notify LESSOR in writing upon LESSOR's request and 30 days prior to the Vacate Date of LESSEE's compliance with its inspection and maintenance obligations as stated above.

        Q.    LESSEE shall provide prior to occupancy, and continue to maintain during the entire lease term, an irrevocable letter of credit in an amount not less than $25,000 for LESSOR's benefit, in a form satisfactory to LESSOR's counsel, or an additional cash security deposit in the same amount securing LESSEE's performance of its obligations under the preceding four paragraphs and Section 25 of this lease. Time is of the essence.

        R.    * The preceding five paragraphs regarding LESSEE's responsibility for the maintenance and condition of the leased premises are a key consideration of this lease.

        S.     * LESSOR consents to LESSEE's access to the roof of the building for the purpose of performing LESSEE's maintenance obligations as set forth above (only). LESSEE agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE's agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE's equipment on the roof, including but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

        T.     LESSOR agrees to defer LESSEE's obligation to provide a letter of credit under Paragraph Q above because LESSEE agrees that it will limit its use of chemicals in the leased premises to an aggregate of 20 gallons in total of all Class 1A, IB, 1C, 2, 3A and 3B chemicals, and represents that it will not use or store any radiological materials at the leased premises. In the event LESSEE elects to use or store radiological materials or use a type or quantity of chemical in addition of those stated herein, then LESSEE shall notify LESSOR and provide LESSOR with the letter of credit as described in Paragraph Q.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: HELICOS BIOSCIENCES CORPORATION
By:	/s/ E. N. AGRESTI, JR.	By:	/s/ THOMAS MEYERS
	Duly authorized		Duly authorized
Date:	1/26/06	Print name:	Thomas Meyers
		Title:	VP and General Counsel
08/04

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  Exhibit 10.5
CUMMINGS PROPERTIES, LLC STANDARD FORM COMMERCIAL LEASE
GUARANTY
CUMMINGS PROPERTIES, LLC STANDARD FORM RIDER TO LEASE